EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S 8 (Nos. 333-156454 and 333-206668) and the Registration Statement on Form F-3 (No. 333-197518), each of Global Ship Lease, Inc. of our report dated April 15, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Neuilly-sur-Seine, France

April 15, 2016

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Audit

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France.